QuickLinks -- Click here to rapidly navigate through this document

Exhibit 20.2

MONTHLY CERTIFICATEHOLDER'S STATEMENT
RETAILERS NATIONAL BANK
TARGET CREDIT CARD MASTER TRUST
SERIES 1997-1

Pursuant to the Pooling and Servicing Agreement, dated as of September 13, 1995 (as may be amended, from time to time, the "Agreement"), as supplemented by the Series 1997-1 Supplement (as amended and Supplemented, the "Series Supplement"), each among Retailers National Bank, as Servicer, Target Receivables Corporation, as Transferor, and Wells Fargo Bank Minnesota, National Association, as Trustee, the Servicer is required to prepare certain information each month regarding distributions to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date and Monthly Period is set forth below.

Monthly Period:	March 2002
Distribution Date:	April 25, 2002
No. of Days in Period:	35

A.	ORIGINAL DEAL PARAMETERS
(a)	Class A Initial Invested Amount	$400,000,000.00	76.50%
(b)	Class B Initial Invested Amount	122,875,817.00	23.50%
(c)	Total Initial Invested Amount	$522,875,817.00

(d)	Class A Certificate Rate	6.25%
(e)	Class B Certificate Rate	0.00%
(f)	Servicing Fee Rate	2.00%
(g)	Discount Percentage	0.00%

I.	RECEIVABLES IN THE TRUST

(a)	Beginning of the Period Principal Receivables	$3,978,895,611.71
(b)	Beginning of the Period Finance Charge Receivables	104,380,166.00
(c)	Beginning of the Period Discounted Receivables	—

(d)	Beginning of the Period Total Receivables (a + b + c)	$4,083,275,777.71

(e)	Removed Principal Receivables	$—
(f)	Removed Finance Charge Receivables	—

(g)	Removed Total Receivables (e + f)	$—

(h)	Supplemental Principal Receivables	$—
(i)	Supplemental Finance Charge Receivables	—

(j)	Supplemental Total Receivables (h + i)	$—

(k)	End of Period Principal Receivables	$4,044,321,680.26
(l)	End of Period Finance Charge Receivables	93,618,505.77
(m)	End of Period Discounted Receivables	—

(n)	End of Period Total Receivables (k + l + m)	$4,137,940,186.03

II.	INVESTED AMOUNTS AND ALLOCATION PERCENTAGES

(a)	Class A Initial Invested Amount	$400,000,000.00	76.50%
(b)	Class B Initial Invested Amount	122,875,817.00	23.50%

(c)	Total Initial Invested Amount (a + b)	$522,875,817.00
(d)	Class A Invested Amount (a - (X.a))	$400,000,000.00	76.50%
(e)	Class B Invested Amount (b - (X.e))	122,875,817.00	23.50%

(f)	Total Invested Amount (d + e)	$522,875,817.00
(g)	Class A Adjusted Invested Amount (a - (X.a)-(III.f))	$400,000,000.00	76.50%
(h)	Class B Invested Amount (b - (X.e))	122,875,817.00	23.50%
(i)	Total Adjusted Invested Amount (g + h)	$522,875,817.00
(j)	Floating Allocation Percentage	13.14%
(k)	Class A Floating Allocation Percentage	10.05%
(l)	Class B Floating Allocation Percentage	3.09%
(m)	Principal Allocation Percentage	13.14%
(n)	Class A Principal Allocation Percentage	10.05%
(o)	Class B Principal Allocation Percentage	3.09%
(p)	Servicing Fee	$871,459.70
(q)	Investor Defaulted Amount (j * (IV.(m)))	$2,626,760.18
III.	TRANSFEROR'S INTEREST, RETAINED INTEREST, SPECIAL FUNDING ACCOUNT, AND PRINCIPAL FUNDING ACCOUNT

(a)	Transferor's Amount (end of month)	$1,800,036,553.65
(b)	Required Retained Transferor Amount	$80,886,433.61
(c)	Required Principal Balance	$2,244,285,126.61
(e)	Funds on deposit in Special Funding Account (end of month)	$—
(f)	Principal on deposit in Principal Funding Account (beginning of month)	$—
(g)	Principal on deposit in Principal Funding Account (end of month)	$—
IV.	PERFORMANCE SUMMARY

	COLLECTIONS:
(a)	Collections of Principal Receivables	$793,380,775.85
(b)	Collections of Finance Charge Receivables (from cardholder payments)	97,684,338.86
(c)	Collections of Finance Charge Receivables (from merchant fees, deferred billing fees, collection account interest, interchange fees)	11,981,478.14
(d)	Collections of Discount Option Receivables	0.00
(e)	Total Finance Charge Collections (b + c + d)	$109,665,817.00

(f)	Total Collections (a + e)	$903,046,592.85

	DELINQUENCIES AND LOSSES:
(g)	2 missed payments	$70,710,100
(h)	3 missed payments	48,827,517
(i)	4 or more missed payments	86,136,264

(j)	Total delinquencies (g + h + i)	$205,673,881

(k)	Gross Charge-Offs during the month	$23,689,174.04
(l)	Recoveries during the month	$3,700,480.37
(m)	Net Charge-Offs during the month (k - l)	$19,988,693.67
V	NON-U.S. ACCOUNTS

(a)	Non-US Accounts at end of month	153,648
(b)	as a percentage of total (a / c)	0.37%
(c)	Total number of Accounts in Trust (at end of month)	42,072,775
VI	AVAILABLE SERIES 1997-1 FINANCE CHARGE COLLECTIONS AND APPLICATION OF FUNDS

(a)	Floating Allocation Percentage of Collections of Finance Charge Receivables	$14,411,437.06
(b)	Investment earnings on Principal Funding Account	—
(c)	Investment earnings in Reserve Account deposited in the Collection Account	—
(d)	Reserve draw Amount deposited into the Collection Account	—

(e)	Available Series 1997-1 Finance Charge Collections (a + b + c + d)	$14,411,437.06
(i)	Class A Interest	2,083,333.34
(ii)	Servicing Fee	871,459.70
(iii)	Class A Investor Defaulted Amount ((IV.m * (II.k))	2,009,471.53
(iv)	Class B Investor Defaulted Amount ((IV.m * (II.l ))	617,288.64
(v)	Adjustment Payment Shortfalls	—
(vi)	Reimbursement of Class A Investor Charge-Offs	—
(vii)	Reimbursement of Class B Investor Charge-Offs and Reallocated Class B Principal Collections	—
(viii)	Class B Interest	—
(ix)	Reserve Account	—
(x)	Excess Finance Charge Collections (e-i-ii-iii-iv-v-vi-vii-viii-ix)	$8,829,883.84
VII	YIELD and BASE RATE

Base Rate
(a)	Base Rate (current month)	6.78%
(b)	Base Rate (prior month)	6.78%
(c)	Base Rate (2 months ago)	6.78%
(d)	3 Month Average Base Rate	6.78%
Portfolio Yield
(e)	Portfolio Yield (current month)	23.18%
(f)	Portfolio Yield (prior month)	23.36%
(g)	Portfolio Yield (2 months ago)	20.86%
(h)	3 Month Average Portfolio Yield	22.47%
VIII	PORTFOLIO PERFORMANCE RATES

(a)	Net Charge-Offs (annualized % of Principal Receivables at beginning of period)	5.17%
(b)	Monthly Payment Rate (% of Total Receivables at beginning of period (adjusted for number of days in period))	18.70%
(c)	Trust Portfolio Yield (annualized)	28.35%
(d)	Portfolio Yield (3 month average (annualized))	22.47%
(e)	Base Rate (3 month average)	6.78%
(f)	Excess Finance Charge Collections % (d - e)	15.69%
IX	PRINCIPAL COLLECTIONS

(a)	Class A Principal Allocation Percentage	10.05%
(b)	Class A Principal	$—
(c)	Class B Principal Allocation Percentage	3.09%
(d)	Class B Principal	$—
(e)	Total Principal (b + d)	$—
(f)	Reallocated Principal Collections	$—
(g)	Shared Principal Collections allocable from other Series, Participation and Transferor Certificate	$—
X	INVESTOR CHARGE-OFFS

	CLASS A INVESTOR CHARGE-OFFS
(a)	Class A Investor Charge-Offs	$—
(b)	Class A Investor Charge-Offs per $1,000 original certificate principal amount	$—
(c)	Total amount reimbursed in respect of Class A Investor Charge-Offs	$—
(d)	The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date.	$—
	CLASS B INVESTOR CHARGE-OFFS
(e)	Class B Investor Charge-Offs	$—
(f)	Class B Investor Charge-Offs per $1,000 original certificate principal amount	$—
(g)	Total amount reimbursed in respect of Class B Investor Charge-Offs	$—
(h)	The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date.	$—
XI	AMORTIZATION

(a)	Class A Accumulation Period Length (months)	2
(b)	Controlled Accumulation Amount	$200,000,000.00
(c)	Deficit Controlled Accumulation Amount	$—
(d)	Total Principal on deposit in Principal Funding Account for the benefit of Class A Certificateholders	$—
RETAILERS NATIONAL BANK,
as servicer
By: /s/ Thomas A. Swanson
Name: Thomas A. Swanson
Title: Vice President & Cashier

QuickLinks

MONTHLY CERTIFICATEHOLDER'S STATEMENT RETAILERS NATIONAL BANK TARGET CREDIT CARD MASTER TRUST SERIES 1997-1